UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2009

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PARAMOUNT GOLD AND SILVER CORP.

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(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-51600	20-3690109
(Commission File Number)	(IRS Employer Identification No.)

346 Waverly Street

Ottawa, Ontario Canada

K2P 0W5

(Address of Principal Executive Offices)

(613) 226-9881

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Certain statements included in this Form 8-k regarding Paramount Gold Mining Corp. ( the “Company” or “Paramount”) that are not historical facts are forward-looking statements, including the information provided with respect to the future business operations and anticipated operations of the Company.  These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management, and words such as "expects," "anticipates,"  "intends,"  "plans,"  "believes,"  "estimates" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, the success of our current or proposed business activities. Accordingly, actual results may differ.

Item 1.01

Entry into a Material Definitive Agreement.

On March 17, 2009 the Company entered into a Forebearance Agreement with Mexoro Minerals Ltd. (“Mexoro”) in connection with the default by Mexoro of three secured convertible debentures (the “Debentures”). The first Debenture was executed May 9, 2008 in the amount of $500,000.  The second Debenture was executed June 18, 2008 in the amount of $370,000 and the third Debenture was executed on July 11, 2008 in the amount of $500,000. Each of the debentures provided for interest on the unpaid principal balance at the rate of 8% per annum. All other terms and conditions of the Debentures were similar in form and substance but for the expiration date of each of the Debentures. In connection with the execution of these Debentures, Paramount was granted a security interest in all personal property and fixtures and interest of Mexoro. Subject to compliance with the terms and conditions of the Forebearance Agreement, Paramount will not foreclose on its security interests.

In consideration for entry into the Forebearance Agreement, Mexoro has paid Paramount the sum of $1 million representing repayment of the principal balance with respect to the First and Third Debenture. It was further agreed that with respect to the Second Debenture the principal balance will be increased by $127,500, (the “Second Amended Debenture”). On or before March 31, 2009, Mexoro will pay the original principal balance and interest owing under the Amended Second Debenture plus legal fees which shall not exceed CDN $15,000.00. The additional amount will be repaid in full by April 30, 2009. Paramount has released its security over the Cieneguita mining concessions but retains all other security interests including a charge of Mexoro’s mining concessions in the Guazapares mining district. As additional consideration for Paramount’s forbearance, Mexoro will issue to Paramount 150,000 common shares in the capital of Mexoro as a forbearance fee.

Attached hereto and marked Exhibit 10.5 is a copy of the forebearance agreement

Item 2.01

Completion of Acquisition or Disposition of Assets.

On March 19, 2009 Paramount acquired all of the issued and outstanding shares of common stock of Magnetic Resources Ltd. (“Magnetic”). Magnetic is the sole beneficial shareholder of Minera Gama, S.A. de C.V. which holds interests in various mineral concessions in Mexico known as the Temoris Project and the Morelos Project and also holds a royalty of the Iris Project. In consideration for the acquisition of all of the issued and outstanding shares of common stock of Magnetic and the assumption and discharge of shareholder loans, Paramount issued to the shareholders of Magnetic 1,350,000 shares of Paramount common stock valued at $675,000 and an advisor was paid a finder’s fee of 200,000 common shares valued at $100,000. All shares were issued pursuant to the Company’s Registration Statement filed with the Securities and Exchange Commission and declared effective January 7, 2009.  See Exhibit 10.6.

On March 19, 2009 the Company  closed on an agreement with Garibaldi Resource Corp in which the Company acquired the outstanding option on the Temeris project.  The total consideration paid by Paramount was $400,000 plus the issuance of 6 million shares of the Company’s legended common stock.  The shares of Common Stock have been delivered to an escrow agent.  The escrow agent will release 500,000 shares of common stock six months from the date of closing and an additional 500,000 shares of common stock every three months thereafter.  See Exhibit 10.7.

Item 3.02

Unregistered Sale of Equity Securities.

On March 20, 2009 the Company sold a total of 12 million units of its securities to FCMI Financial Corp. (“FCMI”) at a price of C$0.75 per Unit (the “Unit”) for a total of C$9,000,000 (the “Financing”) (Based on an exchange rate of C$1 = $0.80 USD the financing generate gross proceeds of $7.2 million USD). Each Unit consisting of one share of common stock (the “Shares”) and one common stock purchase warrant (the “Warrants”). Each Warrant entitles the holder thereof to purchase one Share of common stock at an exercise price of C$1.05 per share for a period of four years from the date of issuance.  The Warrants will not be exercisable until six months from their date of issuance.

Also in connection with the financing, the Company entered into a registration rights agreement with FCMI which provides in part that commencing at any time following six months from the date of Closing, FCMI may request that the Company register the Shares and the Warrants so long as the anticipated aggregate gross proceeds in any such registration is anticipated to exceed CDN$5,000,000 (US$4 million).

Pursuant to the terms and conditions of a Financial Advisory Service Agreement entered into between Paramount and Dahlman Rose and Company LLC (“DRC”), DRC was paid a financial advisory fee equal to 7% of the gross proceeds of the Financing and issued 840,000 warrants to purchase shares of the Company’s common stock exerciseable at any time following September 19, 2009 until March 19, 2013 at an exercise price of C$1.05 from the Company registration statement as filed with the SEC and declared effective January 7, 2009.

See news release dated March 23, 2009.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 20, 2009, Daniel Hachey tendered his resignation as a director of the Company effective on the closing of the FCMI Financial Corp. financing. Mr. Hachey served on the Company’s Compensation and Nominating Committees. Attached hereto and marked Exhibit 5.2 is a copy of Mr. Hachey’s resignation.

In connection with the closing of the FCMI financing, FCMI proposed that Rudi P. Fronk and Eliseo Gonzalez-Urien be appointed to the Board of Directors. The proposal was presented to the Company’s Nominating Committee which recommended their appointment to the Company’s Board of Directors. The Company’s Board of Directors then approved the appointment of both Mr. Fronk and Mr. Gonzalez-Urien.

Mr. Fronk has since 1999 served as the president, chief executive officer and as a director of Seabridge Gold Inc.  Seabridge is located in Toronto, Ontario and has mining operations throughout North America. Prior to Seabridge, Mr. Fronk held senior management positions with Greenstone Resources, Columbia Resources, Behre Dolbear & Company, Riverside Associates, Phibro-Salomon, Amax, and DRX. Mr. Fronk is a graduate of Columbia University from which he holds a Bachelor of Science in Mining Engineering and a Master of Science in Mineral Economics.

Mr. Eliseo Gonzalez-Urien currently serves as a member of the Board of Directors of Seabridge Gold. He is an exploration geologist with over 30 years of experience in the mining industry. From 1989 through 2001 Mr. Gonzalez-Urien held various executive positions with Placer Dome Inc. including Senior Vice President of the parent company and President of Placer Dome Exploration Inc. During this period he was charged with esponsibility for Placer Dome´s worldwide exploration activities. Prior to Placer Dome, Mr. Gonzalez-Urien held senior positions with BHP-Utah Inc. and Noranda. He holds a degree in Geology from the University of Santiago, Chile, followed by post graduate studies in Geology at the University of California, Berkley.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
5.2	Resignation of Daniel Hachey
10.5	Forebearance Agreement
10.6	Letter Agreement for Purchase and Sale of Magnetic Resources Ltd. Letter
10.7	Agreement for Purchase of Garibaldi Option Agreement
99.1	News Release announcing Closing of Equity Financing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2009

Paramount Gold and Silver Corp.
By:	/s/CHRIS CRUPI
Chris Crupi
Chief Executive Officer